Exhibit 99.1

Karuna Therapeutics Reports Third Quarter 2023 Financial Results and Provides General Business Updates

Submitted New Drug Application (NDA) to the U.S. Food and Drug Administration (FDA) for KarXT for the treatment of schizophrenia in the third quarter of 2023

Initiated the Phase 3 ADEPT-2 and ADEPT-3 trials evaluating KarXT for the treatment of psychosis in Alzheimer’s disease in the third quarter of 2023

$1.3 billion in cash expected to fund operations through 2026

Conference call and webcast to take place today at 8:00 a.m. ET

BOSTON—November 2, 2023—Karuna Therapeutics, Inc. (NASDAQ: KRTX), a biopharmaceutical company driven to discover, develop, and deliver transformative medicines for people living with psychiatric and neurological conditions, today announced financial results for the third quarter of 2023 and provided a general business update.

“The third quarter was highlighted by our NDA submission to the FDA for KarXT for the treatment of schizophrenia, a significant milestone for Karuna, as well as for patients living with this serious mental illness,” said Bill Meury, president and chief executive officer of Karuna Therapeutics. “There remains an unmet need for new treatment options and, if approved, KarXT would represent the first novel pharmacological approach to treating schizophrenia in decades.”

“In parallel to our submission, we continue to advance our commercialization plans ahead of the potential approval and launch of KarXT in the U.S. in the second half of next year,” Mr. Meury added. "Additionally, we have made important progress across our ongoing KarXT Phase 3 programs, highlighted by the initiation of the ADEPT-2 and ADEPT-3 trials in psychosis in Alzheimer’s disease. Beyond our primary indications in schizophrenia and Alzheimer’s disease, we’re also focused on building our pipeline with potential new opportunities for KarXT, as well as advancing other early-stage compounds across a broad range of neuropsychiatric conditions.”

KEY PIPELINE HIGHLIGHTS

Karuna is advancing a pipeline of novel drug candidates for the treatment of various psychiatric and neurological conditions led by KarXT (xanomeline-trospium), an oral, investigational M1/M4-preferring muscarinic agonist.

KarXT

KarXT is being evaluated in Phase 3 clinical trials as a potential treatment for schizophrenia, for adjunctive treatment in schizophrenia, as well as for psychosis in Alzheimer’s disease.

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Schizophrenia
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Submitted an NDA to the FDA for KarXT for the treatment of schizophrenia in adults in the third quarter of 2023.
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The Company anticipates the potential approval and launch of KarXT in the second half of 2024.

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Presented additional data analyses from the EMERGENT program at the 36th European College of Neuropsychopharmacology (ECNP) Congress in the fourth quarter of 2023. Poster presentations included previously reported cognition data from the EMERGENT-2 and

EMERGENT-3 trials, as well as new efficacy and safety analyses from the EMERGENT-3 trial where:
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KarXT demonstrated a statistically significantly greater percentage of Positive and Negative Syndrome Scale (PANSS) responders (≥30% reduction in PANSS total score) at week 5 compared to placebo (p<0.01), a pre-specified secondary endpoint in the trial.
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KarXT was associated with statistically significant improvements from baseline to week 5 compared to placebo in the PANSS Marder 5-Factor symptom domains, including the PANSS Marder positive (p<0.001), disorganized thoughts (p<0.05), uncontrolled hostility/excitement (p<0.001), and anxiety/depression (p<0.01) factors. While not meeting the threshold for statistical significance at week 5, KarXT did demonstrate a statistically significant reduction in the PANSS negative Marder factor score compared to placebo at week 4 (p<0.05).
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KarXT was generally well-tolerated, with the most common treatment emergent adverse events (TEAEs) being cholinergic in nature, consistent with prior trials of KarXT. The majority of these common TEAEs occurred within the first two weeks of treatment, were mild in severity, and transient in nature.

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Additional data analyses to be presented at upcoming medical congresses in the fourth quarter of 2023. Presentations will highlight new pooled efficacy and safety data from the EMERGENT-1, EMERGENT-2, and EMERGENT-3 trials.

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Topline data from the EMERGENT-4 and EMERGENT-5 trials evaluating the long-term safety of KarXT in schizophrenia are anticipated in the second half of 2024.

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The Company remains on track to report topline data from the Phase 1b trial evaluating the effect of KarXT on 24-hour ambulatory blood pressure in the fourth quarter of 2023.

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Adjunctive treatment in schizophrenia
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Topline data from the Phase 3 ARISE trial evaluating the efficacy and safety of KarXT in schizophrenia when combined with a background antipsychotic is anticipated in the second half of 2024.

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Psychosis in Alzheimer’s disease
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The Phase 3 ADEPT-2 and ADEPT-3 trials initiated in the third quarter of 2023.
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Topline data from ADEPT-1 and ADEPT-2 are anticipated in 2025.

Early-stage and discovery programs

The Karuna pipeline also includes clinical-stage candidate KAR-2618, a TRPC4/5 inhibitor for the treatment of mood and anxiety disorders, as well as pre-clinical muscarinic, TRPC4/5, and target-agnostic compounds for the treatment of psychiatric and neurological conditions.

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The Company plans to evaluate KAR-2618 for the treatment of major depressive disorder (MDD).
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The initiation of a Phase 1b clinical trial of KAR-2618 is anticipated in 2024, with additional details to be shared early next year.

ANTICIPATED UPCOMING MILESTONES

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Topline data from the Phase 3 EMERGENT-4 trial (2H 2024)
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Topline data from the Phase 3 EMERGENT-5 trial (2H 2024)
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Launch of KarXT in schizophrenia, if approved (2H 2024)
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Topline data from the Phase 3 ARISE trial (2H 2024)
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Initiation of the Phase 1b trial of KAR-2618 (2024)
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Topline data from the Phase 3 ADEPT-1 trial (2025)
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Topline data from the Phase 3 ADEPT-2 trial (2025)

THIRD QUARTER 2023 FINANCIAL RESULTS

The Company reported a net loss of $119.1 million for the third quarter of 2023, as compared to $77.0 million for the prior year period. The increase in net loss for the quarter was driven by research and development expenses related to the Company’s ongoing KarXT clinical programs, pre-commercialization activities, increased employee headcount across the organization, and higher stock-based compensation.

Research and development expenses were $104.0 million for the third quarter of 2023, as compared to $62.0 million for the prior year period. The increase in research and development expenses for the quarter was primarily driven by expenses related to the KarXT clinical programs, increased employee headcount, and higher stock-based compensation.

General and administrative expenses were $32.3 million for the third quarter of 2023, as compared to $19.1 million for the prior year period. The increase in general and administrative expenses for the quarter was primarily driven by the Company’s pre-commercialization activities, increased employee headcount, and higher stock-based compensation.

The Company ended the quarter with $1.3 billion in cash, cash equivalents, and available-for-sale investment securities compared to $1.1 billion as of December 31, 2022. The increase was primarily the result of the completion of the Company’s follow-on public offering in March 2023, which resulted in net proceeds of $436.7 million. The Company expects that current cash, cash equivalents, and available-for-sale investment securities as of September 30, 2023, will enable the Company to fund its operating expenses and capital expenditure requirements through 2026.

CONFERENCE CALL AND WEBCAST DETAILS

The third quarter 2023 financial results and business update will be discussed during a conference call and webcast today at 8:00 a.m. ET. A webcast of the live call may be accessed on the Investor Relations page of Karuna’s website at investors.karunatx.com. A replay of the webcast will be available for up to 30 days following the event.

About Karuna Therapeutics
Karuna Therapeutics is a biopharmaceutical company driven to discover, develop, and deliver transformative medicines for people living with psychiatric and neurological conditions. At Karuna, we understand there is a need for differentiated and more effective treatments that can help patients navigate the challenges presented by serious mental illness. Utilizing our extensive knowledge of neuroscience, we are harnessing the untapped potential of the brain in pursuit of novel pathways to develop medicines that make meaningful differences in peoples’ lives. For more information, please visit www.karunatx.com.

Forward Looking Statements

This press release contains forward looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding our expectations about the timing of our ongoing and planned clinical trials and regulatory filings, our goals to develop and commercialize our product candidates, our liquidity and capital resources, and other statements identified by words such as “could,” “expects,” “intends,” “may,” “plans,” “potential,” “should,” “will,” “would,” or similar expressions and the negatives of those terms. Forward looking statements are not promises or guarantees of future performance, and are subject to a variety of risks and uncertainties, many of which are beyond our control, and which could cause actual results to differ materially from those contemplated in such forward-looking statements. These factors include risks related to our limited operating history, our ability to obtain necessary funding, our ability to generate positive clinical trial results for our product candidates and other risks inherent in clinical development, the timing and scope of regulatory approvals, changes in laws and regulations to which we are subject, competitive pressures, our ability to identify additional product candidates, risks relating to business interruptions, and other risks set forth under the heading “Risk Factors” of our Annual Report on Form 10-K for the year ended December 31, 2022 and in our subsequent filings with the Securities and Exchange Commission. Our actual results could differ materially from the results described in or implied by such forward looking statements. Forward-looking statements speak only as of the date hereof, and, except as required by law, we undertake no obligation to update or revise these forward-looking statements.

Karuna Therapeutics, Inc.

Unaudited Consolidated Statements of Operations

(in thousands, except share and per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2023	2022	2023	2022
License and other revenue	$-	$81	$654	$5,359
Operating expenses:
Research and development	103,952	61,950	281,909	158,243
General and administrative	32,266	19,125	83,936	51,756
Total operating expenses	136,218	81,075	365,845	209,999
Loss from operations	(136,218)	(80,994)	(365,191)	(204,640)
Other income, net:
Interest income	16,952	3,884	44,894	4,611
Sublease income	147	147	441	433
Total other income, net	17,099	4,031	45,335	5,044
Net loss before income taxes	(119,119)	(76,963)	(319,856)	(199,596)
Income tax provision	—	—	—	(528)
Net loss attributable to common stockholders	$(119,119)	$(76,963)	$(319,856)	$(200,124)
Net loss per share, basic and diluted	$(3.16)	$(2.38)	$(8.72)	$(6.52)
Weighted average common shares outstanding used in computing net loss per share, basic and diluted	37,689,144	32,349,111	36,682,056	30,693,117

Karuna Therapeutics, Inc.

Unaudited Consolidated Balance Sheet Data

(in thousands)

	September 30, 2023	December 31, 2022
Cash, cash equivalents and investments	$1,339,477	$1,124,044
Working capital	1,316,429	1,120,823
Total assets	1,385,097	1,163,334
Total stockholders’ equity	$1,322,316	$1,126,238

Investors:

Alexis Smith

+1 (617) 352-9917

asmith@karunatx.com

Media:

Julie Ciardiello

+1 (917) 647-0159

julie.ciardiello@karunatx.com